UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     June 24, 2010

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  --  Entry into a Material Definitive Agreement.

On June 24, 2010, we received from the New York City Department of Environmental Protection an Order to Commence under the Contract between us and the City of New York, dated May 11, 2010 and registered with the Office of the Comptroller on June 23, 2010, relating to the ThermoEnergy Ammonia Removal Process System at the 26th Ward waste water pollution control plant (the “Contract”).   The value of the Contract is estimated to be $27.1 million.

Under the Contract, we have been engaged by the City of New York to (a) provide engineering and design services with respect to the rehabilitation of the Cake Storage Building, process equipment, and miscellaneous systems at the 26th Ward waste water pollution control plant, (b) supply and install our proprietary ARP®  equipment (the “System”) at the 26th Ward waste water pollution control plant, and (c) operate and maintain the System at the 26th Ward waste water pollution control plant for a period of twelve months.  We are obligated to complete our services under the Contract on or before December 24, 2013.  For our engineering and design services related to the rehabilitation of the Cake Storage Building and miscellaneous systems we will be paid $5,786,197, payable in installments upon achieving certain milestones. For the supply and installation of the System we will be paid $13,441,300, payable in installments relating to the progress of the project.  For our operations and maintenance services we will be paid $2,324,383, payable in twelve equal monthly installments.  In addition, we will be reimbursed, on a monthly basis, for our costs related to chemicals and reagents used in the System and the handling, storage and transportation of byproducts of the System (including internal costs and overhead), estimated to be $5,580,500.

The Contract is subject to the New York City Department of Environmental Protection’s General Provisions Governing Contracts for Consultants, Professional and Technical Services.  The Contract contains other conventional provisions, including requirements that we submit monthly progress reports to the Department of Environmental Protection, that we designate a project manager (subject to the approval of the Commissioner of the Department of Environmental Protection) to oversee and manage the project, that we cooperate with the City of New York in developing public education activities with respect to the 26th Ward waste water pollution control plant, and that we grant the City of New York a nonexclusive, irrevocable, royalty-free license to use the design and engineering materials developed by us under the Contract (solely for use in the construction and operation of the System).

The Contract is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of such document is qualified in its entirety by reference to such Exhibit.

Item 9.01.                                Financial Statements and Exhibits

(c)	Exhibits

	Exhibit No.	Description

	10.1	Contract No. PO-98B (Registration No. CTC 826 20101417884) between The City of New York Department of Environmental Protection and ThermoEnergy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr., CPA
Title:	Executive Vice President and Chief Financial Officer